UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2009

SEAGATE TECHNOLOGY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-31560	98-0355609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Seagate Technology (the “Company”) is a party to the Second Amended and Restated Credit Agreement, dated April 3, 2009 (the “Credit Agreement”).  As also previously disclosed, Seagate Technology International, a wholly owned subsidiary of the Company (“STI”), issued 10.00% Senior Secured Second-Priority Notes due 2014 under the Indenture, dated as of May 1, 2009 (the “Indenture”).

On September 25, 2009, in connection with the security and collateral requirements of the Credit Agreement and the Indenture, STI entered into a first ranking share charge in favor of JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement (the “Administrative Agent”) and a second ranking share charge in favor of Wells Fargo Bank, National Association, as the collateral agent under the Indenture (the “Collateral Agent”), relating to all of STI’s rights, title and interest in and to all present and future shares of Seagate Singapore International Headquarters Pte. Ltd. (“Seagate Singapore”), a wholly owned subsidiary of STI, and dividends relating to such shares.

In addition, Seagate Singapore entered into a first ranking debenture in favor of the Administrative Agent and a second ranking debenture in favor of the Collateral Agent pursuant to which Seagate Singapore granted security interests in substantially all of Seagate Singapore’s assets, including real property located in Singapore, bank accounts and investments.

The above description of the share charges and the debentures is qualified in its entirety by the share charges and the debentures that are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 2.06	Material Impairments

On September 29, 2009, the Company committed to a plan to sell certain equipment related to certain research activities that have ceased.  Accordingly, the Company expects to reclassify these assets as held for sale and expects to take a non-cash charge of approximately $64 million to Impairment of goodwill and other long-lived assets in its first quarter of fiscal 2010 to write down the assets to fair value less cost to sell.  The Company expects that the charges will not result in any material future cash expenditures.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.1	Share Charge, dated September 25, 2009, between Seagate Technology International, as chargor and JPMorgan Chase Bank, N.A., as administrative agent					X

10.2	Second Priority Share Charge, dated September 25, 2009, between Seagate Technology International, as chargor and Wells Fargo Bank, National Association, as collateral agent					X

10.3	Debenture, dated September 25, 2009, between Seagate Singapore International Headquarters Pte. Ltd., as chargor and JPMorgan Chase Bank, N.A., as administrative agent					X

10.4	Second Priority Debenture, dated September 25, 2009, between Seagate Singapore International Headquarters Pte. Ltd., as chargor and Wells Fargo Bank, National Association, as collateral agent					X

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s current expectations regarding the valuation of certain assets, the impairment charges it expects to record and the costs associated with the sale of such assets. These forward-looking statements are based on information available to the Company as of the date of this Current Report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. Such risks and uncertainties include the impact of the variability of asset prices and the demand for high tech equipment. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 19, 2009, which statements are incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2009